Exhibit 99.1

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On May 21, 2025, Lumen Technologies, Inc. (“Lumen” or “the Company”) and certain of Lumen’s indirect wholly owned subsidiaries (collectively, the “Sellers”), entered into a definitive Purchase Agreement (the “Purchase Agreement”) with Forged Fiber 37, LLC (“Purchaser”), an indirect wholly owned subsidiary of AT&T Inc. (“AT&T”) and AT&T DW Holdings, Inc. (“Guarantor”), to sell Lumen’s Mass Markets fiber-to-the-home business in Arizona, Colorado, Florida, Idaho, Iowa, Minnesota, Nebraska, Nevada, Oregon, Utah and Washington (the “Territory”). On February 2, 2026 (the “Closing Date”), pursuant to the Purchase Agreement, as amended and supplemented to date, Lumen completed the sale of its Mass Markets fiber-to-the-home business in the Territory (the “Divestiture”) to the Purchaser in exchange for $5.75 billion of cash consideration, which was reduced by approximately $30 million in closing adjustments and transaction costs, resulting in pre-tax cash proceeds of approximately $5.72 billion. This consideration is further subject to certain post-closing adjustments and indemnities set forth in the Purchase Agreement, as amended and supplemented to date.

Since entering into the Purchase Agreement on May 21, 2025, Lumen has classified the assets and liabilities of the Mass Markets fiber-to-the-home business in the Territory (the “Disposal Group”) as held for sale, measured at the lower of (i) the carrying value when Lumen classified the Disposal Group as held for sale and (ii) the fair value of the Disposal Group, less costs to sell. The combined results of operations of the Disposal Group will no longer be included in Lumen’s consolidated results of operations beginning February 2, 2026.

The following unaudited pro forma condensed consolidated statements of operations of Lumen for the year ended December 31, 2025 are presented as if the Divestiture occurred as of January 1, 2025 and give effect to the elimination of the net assets and historical financial results of the Disposal Group due to the Divestiture, as well as other pro forma adjustments. These adjustments also reflect the impact of certain commercial agreements with AT&T and its affiliates entered into at the time of the Divestiture which will have a continuing impact on Lumen’s results, as described in the notes to the unaudited pro forma condensed consolidated financial statements. The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2025 is presented as if the Divestiture had occurred as of December 31, 2025.

Lumen prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles. The following unaudited pro forma condensed consolidated financial statements are based on information currently available including certain assumptions which are subject to change and certain estimates which may not be realized. They are for informational purposes only and are intended to represent what Lumen’s financial position and results of operations might have been had the Divestiture occurred on the dates indicated, but not to project Lumen’s financial position or results of operations for any future date or period.

The information in the “Lumen Historical” columns in the following unaudited pro forma condensed consolidated financial statements was derived from Lumen’s historical consolidated financial statements for the periods and as of the date presented and includes the impacts of the expected gain on disposal of the Mass Markets fiber-to-the-home business in the Territory. Additionally, the following items are reflected in the “Lumen Historical” columns as indicated below:

•	For the year ended December 31, 2025, aggregate losses of $740 million resulting from early debt retirements.

•	Goodwill impairments of $628 million for the year ended December 31, 2025.

The following unaudited pro forma condensed consolidated financial statements and their accompanying notes should be read in conjunction with the consolidated financial statements, their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Lumen’s Annual Report on Form 10-K for the year ended December 31, 2025.

The information in the “Removal of FttH Business” columns in the following unaudited pro forma condensed consolidated financial statements:

•

reflects the elimination of the net assets and historical financial performance of the Mass Markets fiber-to-the-home business in the Territory in accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”),

•	does not reflect what the Disposal Group’s results of operations would have been on a standalone basis, and

•	is not intended to represent the Disposal Group’s future capitalization or results of operations.

The information in the “Pro Forma Adjustments” columns in the unaudited pro forma condensed consolidated financial statements reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements have not been adjusted to reflect Lumen’s potential dis-synergies that could result from the Divestiture and, in accordance with applicable SEC rules, do not reflect any nonrecurring transaction or separation expenses that the Company expects to incur after the Divestiture.

The unaudited pro forma condensed consolidated financial information has been prepared based upon the best available information and management estimates subject to assumptions described above and in the accompanying notes. The actual financial position and results of operations may materially differ from the pro forma amounts reflected herein due to a variety of factors. The adjustments included in the “Pro Forma Adjustments” column of the unaudited pro forma condensed consolidated financial statements are preliminary and could change as the Company finalizes the Divestiture accounting to be reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026. Management believes these assumptions and adjustments are reasonable, given the information available at the pro forma filing date.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

	Lumen Historical	Removal of FttH Business		Pro Forma Adjustments		Lumen Pro Forma
	(In millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,003	—		955	4, 10	1,958
Accounts receivable, net	1,314	—		—		1,314
Assets held for sale	4,285	(4,271)	11	—		14
Other current assets, net	1,307	—		—		1,307

Total current assets	7,909	(4,271)		955		4,593

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	43,319	—		—		43,319
Accumulated depreciation	(23,744)	—		—		(23,744)

Property, plant and equipment, net	19,575	—		—		19,575

GOODWILL AND OTHER ASSETS
Goodwill	—	—		—		—
Other intangible assets, net	4,463	—		—		4,463
Other assets, net	2,395	—		—		2,395

Total goodwill and other assets	6,858	—		—		6,858

TOTAL ASSETS	$34,342	(4,271)		955		31,026

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$88	—		(51)	10	37
Accounts payable	1,508	—		—		1,508
Accrued expenses and other liabilities	1,751	—		868	8, 9	2,619
Liabilities held for sale	38	(38)	11	—		—
Current portion of deferred revenue	1,005	—		88	6, 9	1,093

Total current liabilities	4,390	(38)		905		5,257

LONG-TERM DEBT	17,353	—		(4,714)	10	12,639
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	2,270	—		(116)	8	2,154
Benefit plan obligations, net	2,103	—		—		2,103
Deferred revenue	6,406	—		524	6, 9	6,930
Other liabilities	2,937	—		94	9	3,031

Total deferred credits and other liabilities	13,716	—		502		14,218
STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock	—	—		—		—
Common stock	19,185	—		—		19,185
Accumulated other comprehensive loss	(601)	—		—		(601)
Accumulated deficit	(19,701)	(4,233)	7	4,262	7	(19,672)

Total stockholders’ (deficit) equity	(1,117)	(4,233)		4,262		(1,088)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$34,342	(4,271)		955		31,026

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2025

	Lumen Historical	Removal of FttH Business		Pro Forma Adjustments		Lumen Pro Forma
	(In millions, except per share amounts)
OPERATING REVENUE	$12,402	(802)		79	2	11,679

OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	6,638	(33)		18	2	6,623
Selling, general and administrative	3,199	(309)		—		2,890
Depreciation and amortization	2,749	(68)	5	—		2,681
Goodwill impairment	628	—		—		628

Total operating expenses	13,214	(410)		18		12,822

OPERATING (LOSS) INCOME	(812)	(392)		61		(1,143)
OTHER (EXPENSE) INCOME
Interest expense	(1,284)	—		—		(1,284)
Net loss on early retirement of debt	(740)	—		—		(740)
Other income, net	120	—		60	1	180

Total other (expense) income, net	(1,904)	—		60		(1,844)

(LOSS) INCOME BEFORE INCOME TAXES	(2,716)	(392)		121		(2,987)
Income tax (benefit) expense	(977)	(96)	3	29	3	(1,044)

NET (LOSS) INCOME	$(1,739)	(296)		92		(1,943)

BASIC AND DILUTED (LOSS) INCOME PER SHARE OF COMMON STOCK
BASIC	$(1.75)	(0.30)		0.10		(1.95)
DILUTED	$(1.75)	(0.30)		0.10		(1.95)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
BASIC	994,548	—		—		994,548
DILUTED	994,548	—		—		994,548

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC on the basis described under the heading “Introduction.”

Adjustments

Note (1). These adjustments reflect an estimate of the fees Lumen would have received from the Purchaser during the applicable period for providing transition services to the Purchaser and its affiliates in accordance with a Transition Services Agreement entered into between the parties on the Closing Date (the “TSA”), estimated to be approximately $60 million for the initial year of the arrangement. Under the TSA, Lumen began providing transition services upon the February 2, 2026 completion date of the Divestiture. These transition services are expected to have a recurring impact and are provided for the sole purpose of supporting the operations of the Disposal Group after the Divestiture. The terms of services to be provided under the TSA generally range from six to twenty-four months, subject to the Purchaser’s right to extend the term of certain services for an additional period up to at least twelve months and to terminate early the term of any service.

Note (2). These adjustments reflect an estimate of the aggregate impact of commercial agreements of approximately $50 million of additional operating revenue and $18 million of additional operating expense for the year ended December 31, 2025 that would have been realized during the applicable periods under the following agreements entered into between Lumen (and its affiliates) and the Purchaser (and its affiliates) on the Closing Date:

•	a Master Services Agreement, pursuant to which a Lumen subsidiary will provide various network and communications services to the Purchaser and its affiliates under multi-year arrangements; and

•	a Master Services Agreement, pursuant to which an affiliate of the Purchaser will provide various network services to a Lumen subsidiary under multi-year arrangements.

Additionally, a Lumen subsidiary will provide the Purchaser the right to use specific fibers in Lumen’s retained network infrastructure under an Indefeasible Right to Use Agreement for an initial term of twenty years with an option to extend under the terms of the arrangement. As described in Note 6, a transaction price allocation has been made for the estimated fair value of off-market components related to the Indefeasible Right to Use Agreement and other service arrangements under the Master Services Agreement. This value reflects current estimates and is subject to change as the Company finalizes assumptions for the fair value of all commercial agreements executed in conjunction with the Divestiture. The operating revenue adjustments include non-cash revenue of $29 million for the year ended December 31, 2025 resulting from the pro forma amortization of the deferred revenue purchase price allocations for these agreements.

Note (3). These adjustments represent an estimate of the tax impact of the Divestiture and the transactions between the parties under the agreements summarized in Notes (1) and (2), as well as the tax impacts corresponding to all other pro forma adjustments noted within. In determining the tax rate to apply for the adjustments under the “Removal of FttH Business” and “Pro Forma Adjustments” heading, the Company used the U.S. statutory and blended state rate in effect for the period presented, which was 24.56% for the year ended December 31, 2025.

Note (4). This adjustment reflects the pre-tax cash net proceeds of approximately $5.72 billion received from the Purchaser in connection with the Divestiture, as described further under the heading “Introduction.” This amount is subject to certain post-closing adjustments and indemnities.

Note (5). Effective with the designation of the Disposal Group as held for sale on May 21, 2025, Lumen suspended recording depreciation of property, plant and equipment while these assets were classified as held for sale. For the year ended December 31, 2025, Lumen recognized $68 million of depreciation and amortization prior to the held for sale classification. These adjustments include the removal of depreciation and amortization expense that was recognized in the historical periods presented prior to the designation of the divested assets as held for sale.

Note (6). The adjustment includes an estimated transaction price allocation of $496 million for the fair value of off-market components associated with commercial agreements described in Note (2), of which $30 million is included in Current deferred revenue and the remaining $466 million is classified as long-term.The adjustment reflects current estimates and is subject to change as the Company finalizes assumptions for the fair value of the commercial agreements executed in conjunction with the Divestiture.

Note (7). The adjustments shown in the two adjustment columns reflect the impacts of removing the assets and liabilities held for sale and recording the impacts of the net proceeds received.

Note (8). This adjustment represents the tax consequences of selling the Mass Markets fiber-to-the-home business in the Territory, including the utilization of existing net operating losses and other tax attributes with the Divestiture, as well as the tax consequences of the estimated book gain.

Note (9). The adjustment includes the discounted value of a $250 million credit provided to the Purchaser for services that will be performed subsequent to February 1, 2026 under the TSA and commercial agreements described in Notes (1) and (2) above, $125 million of which may be utilized by the Purchaser during the first year from the effective date of the agreements. The adjustment also includes the estimated fair value of future cost obligations under the Purchase Agreement. The pro forma adjustments reflect the discounted impact of recording both short-term and long-term deferred revenue and accrued liabilities based on the nature of the expected credit utilization and cost obligations.

Note (10). On or about February 2, 2026, the Company applied approximately $4.76 billion of the proceeds from the Divestiture to voluntarily prepay its superpriority notes and loans. The prepayments include $439 million for the Lumen Technologies, Inc. Superpriority 10.000% Notes with a maturity date of October 15, 2032 and $808 million for the Lumen Technologies, Inc. Superpriority 4.125% Notes of which $477 million have a maturity date of April 15, 2030 and $331 million mature April 15, 2029. Additionally, the voluntary prepayments include $338 million for the Lumen Technologies, Inc. Superpriority Term Loan A and $3.18 billion for the Lumen Technologies, Inc. Term Loans B-1 and B-2, representing full repayment of these facilities. As of December 31, 2025, $51 million was included in Current maturities of long-term debt. These payments exclude the associated (i) changes in unamortized premiums and debt issuance costs, net and (ii) accrued interest paid in connection with completing this transaction.

Note (11). Assets and Liabilities Held For Sale

In the accompanying Lumen Historical balance sheet as of December 31, 2025, the assets and liabilities of the Disposal Group have been classified as held for sale and have been measured at the lower of (i) the carrying value when Lumen classified the Mass Markets fiber-to-the-home business in the Territory as held for sale and (ii) the fair value of the Mass Markets fiber-to-the-home business in the Territory, less costs to sell.

The principal components of the held for sale assets and liabilities of the Disposal Group as of December 31, 2025 were as follows:

December 31, 2025 (in millions)
Assets held for sale
Accounts receivable, less allowance of $1	$13
Other current assets, net	30
Property, plant and equipment, net of accumulated depreciation of $773	2,841
Goodwill	1,336
Other assets, net	51

Total assets held for sale	$4,271

Liabilities held for sale
Other current liabilities	$6
Current portion of deferred revenue	32

Total liabilities held for sale	$38